YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

2026

Vote by Internet, Smartphone or Tablet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

CRANE HARBOR ACQUISITION CORP.

Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2026.

INTERNET
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend:
https://www.cstproxy.com/ /2026

MOBILE VOTING
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

Please mark your votes like this **X**

1. **Business Combination Proposal** — To approve, by special resolution, the Business Combination Agreement, and the matters set forth therein, dated as of November 3, 2026, by and among SPAC, Old Xanadu and NewCo, certain related agreements and transactions contemplated thereby, including all approvals necessary for the completion of the Plan of Arrangement (the "Business Combination Proposal" or "Proposal No. 1"). A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A.

   FOR ☐ AGAINST ☐ ABSTAIN ☐

2. **Continuance Proposal** — To approve, by special resolution, the continuance of SPAC from the Cayman Islands to the Province of Ontario, Canada in accordance with Part XII of the Cayman Islands Companies Act and section 180 of the OBCA, and the continuance of SPAC as a corporation under the OBCA, including the adoption of the articles of continuance and proposed by-laws (the "Continuance Proposal" or "Proposal No. 2"). Copies of the articles of continuance and proposed by-laws are attached to this proxy statement/prospectus as Annex C and Annex D, respectively.

   FOR ☐ AGAINST ☐ ABSTAIN ☐

3. **Adjournment Proposal** — To approve, by ordinary resolution, the adjournment of the Extraordinary General Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing proposals (the "Adjournment Proposal" or "Proposal No. 3" and, together with the Business Combination Proposal and the Continuance Proposal, the "Proposals").

   FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature________________________________ Signature, if held jointly________________________________ Date_____________2026.

Note: Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders to be held on , 2026

To view the Proxy Statement and to Attend the Special Meeting, please go to: https://www.cstproxy.com/ /2026

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CRANE HARBOR ACQUISITION CORP.

The undersigned appoints and , and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Crane Harbor Acquisition Corp. held of record by the undersigned at the close of business on , 2026 at the Special Meeting of Stockholders of Crane Harbor Acquisition Corp. to be held virtually at: **https://www.cstproxy.com/ /2026** on , 2026, at X:00 a.m. Time or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR "FOR" ALL PROPOSALS, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)